                   MORGAN STANLEY SMALL-MID SPECIAL VALUE FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        NOVEMBER 1, 2007 -APRIL 30, 2008

                                                        AMOUNT OF     % OF
                                   OFFERING    TOTAL     SHARES     OFFERING  % OF FUNDS
 SECURITY    PURCHASE/   SIZE OF   PRICE OF  AMOUNT OF  PURCHASED  PURCHASED     TOTAL                       PURCHASED
 PURCHASED   TRADE DATE  OFFERING   SHARES    OFFERING   BY FUND    BY FUND     ASSETS         BROKERS        FROM
------------------------ --------------------------------------------------------------------------------------------

                                                                                          Goldman, Sachs &
                                                                                          Co., RBC Capital
 Intrepid                                                                                  Markets, Merrill   Goldman
Potash Inc.   04/21/08      --      $32.000     $960,000,000  4,622  0.01% 0.08%                                 %       Lynch & Co.,       Sachs
                                                                                           Morgan Stanley,
                                                                                             BMO Capital
                                                                                               Markets